Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-261628 and 333-275132) and Form S-3 (No. 333-282898) of our report dated October 10, 2024 (February 18, 2025, as to the effect of the restatement described in Note 2), relating to the consolidated financial statements of Renovaro Inc., which appears in this Form 10-K/A.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT
February 18, 2025